PRA SECURES $600 MILLION CREDIT FACILITY

NORFOLK, Va., December 20, 2012 – Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a financial and business services company, today announced the close of a $600 million credit facility to fund business operations and expansion.

The five-year facility also contains an accordion feature that allows the company to request an increase of up to $250 million in borrowing availability. This new facility, which replaces PRA’s prior credit facility, allows for borrowing rate alternatives similar to the prior facility. However, the company expects to primarily utilize LIBOR-based loans which incur a spread of 250 basis points.

”This new credit facility expands our capacity to invest while lowering our funding costs. We remain focused, however, on keeping debt levels low. Every PRA investment, whether in a portfolio, business or new product offering here in the U.S. or globally, will continue to be carefully assessed to achieve appropriate, long-term returns,” said Kevin Stevenson, executive vice president, chief financial and administrative officer, treasurer and assistant secretary, PRA.

Bank of America Merrill Lynch led arrangements for the facility with Wells Fargo Securities and SunTrust Bank.

About Portfolio Recovery Associates
Portfolio Recovery Associates, Inc. (PRA) is a financial and business services company.  A market leader in the consumer debt purchase and collection industry, PRA has a longstanding culture of compliance, engaging collaboratively with its customers to create realistic, affordable repayment plans. The company provides a broad range of business services to local government, auto lenders, law enforcement, institutional investors, manufacturers and retailers, and U.K. banks and creditors.  PRA was recognized as one of Fortune’s 100 Fastest Growing Companies in 2012.  The company also was named one of Forbes’ Top 25 Best Small Companies in America in 2012, and has been annually ranked as one of Forbes’ 100 Best Small Companies since 2007.  For more information, visit www.PortfolioRecovery.com

About Forward-Looking Statements
Statements herein which are not historical, including Portfolio Recovery Associates’ or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates’ presentations and web casts. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Contact:

Rick Goulart
Vice President, Corporate Communications
(757) 961-3525
RickGoulart@PortfolioRecovery.com